                                                                 Exhibit 23.2


                             [LETTERHEAD OF KPMG]


The Board of Directors
Citizens Communications Company:


We consent to the use of our report dated June 2, 2000, relating to the combined balance sheets of the GTE combined entities as of December 31, 1999 and 1998 and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 1999 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Amendment No. 3 to Form S-4.


                                                    /s/ KPMG LLP


New York, New York
February 1, 2002